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                                 EXHIBIT d.(xv)

          Form of Amendment Number 5 to Investment Management Agreement



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                              AMENDMENT NUMBER 5 TO
                         INVESTMENT MANAGEMENT AGREEMENT

     Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund, The Hartford Global Telecommunications Fund and The Hartford U.S. Aggressive Growth Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund, The Hartford Global Telecommunications Fund and The Hartford U.S. Aggressive Growth Fund except as stated below.

     The advisory fee for the four new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

     The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund and The Hartford Global Telecommunications Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $500 million                                    1.00%
         Next $500 million                                      .95%
         Amount over $1 billion                                 .90%

         The Hartford U.S. Aggressive Growth Fund

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $500 million                                     .85%
         Next $500 million                                      .75%
         Amount Over $1 billion                                 .70%

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2000.


HARTFORD INVESTMENT                  THE HARTFORD MUTUAL FUNDS, INC.
FINANCIAL SERVICES                   on behalf of:
COMPANY                              The Hartford Large Cap Focus Fund
                                     The Hartford Global Financial Services Fund
                                     The Hartford Global Telecommunications Fund
                                     The Hartford U.S. Aggressive Growth Fund


By:                                  By:
     ------------------------------      ----------------------------
     David M. Znamierowski               David M. Znamierowski
     Senior Vice President,              President
     Investments